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News Release
HP Inc. Reports Fiscal 2026 First Quarter Results

PALO ALTO, Calif. – February 24, 2026 (GLOBE NEWSWIRE) – HP (NYSE: HPQ)
•First quarter GAAP diluted net earnings per share ("EPS") of $0.58, down 1.7% from the prior year period
•First quarter non-GAAP diluted net EPS of $0.81, up 9.5% from the prior year period
•First quarter net revenue of $14.4 billion, up 6.9% from the prior-year period
•First quarter net cash provided by operating activities of $383 million, free cash flow of $175 million
•First quarter returned $0.6 billion to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2026 first quarter financial performance
	Q1 FY26	Q1 FY25	Y/Y
GAAP net revenue ($B)	$14.4	$13.5	6.9%
GAAP operating margin	5.3%	6.3%	(1.0) pts
GAAP net earnings ($B)	$0.5	$0.6	(4)%
GAAP diluted net EPS	$0.58	$0.59	(2)%
Non-GAAP operating margin	6.9%	7.3%	(0.4) pts
Non-GAAP net earnings ($B)	$0.8	$0.7	7%
Non-GAAP diluted net EPS	$0.81	$0.74	9%
Net cash provided by operating activities ($B)	$0.4	$0.4	2%
Free cash flow ($B)	$0.2	$0.1	150%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2026 first quarter net revenue of $14.4 billion, up 6.9% (up 5.2% in constant currency) from the prior-year period.

"We are pleased to report a strong first quarter, highlighted by robust growth in Personal Systems, including the continued momentum in AI PCs. Our performance reflects the strength of our portfolio and our disciplined execution of our Future of Work strategy, even as we navigate industry-wide headwinds,” said Bruce Broussard, Interim CEO, HP Inc.
Broussard continued, “The transition from Board member to the Interim CEO role has been smooth and well-coordinated, underscoring the depth of our leadership team, the strength of our governance, and the exceptional talent across HP. We remain confident in our strategy and focused on delivering sustainable, long-term value for our customers and shareholders.”

“We are pleased with our execution in Q1, driving better than expected revenue growth and non-GAAP EPS above consensus.” said Karen Parkhill, CFO, HP Inc. “With just one quarter behind us in a dynamic environment marked by increasing memory costs, we are holding our outlook for the year yet currently anticipate results to be closer to the low end of our range. We are well practiced at managing through headwinds and remain focused on executing our mitigation plans.”

First quarter GAAP diluted net EPS was $0.58, down from $0.59 in the prior-year period and within the previously provided outlook of $0.58 to $0.66. First quarter non-GAAP diluted net EPS was $0.81, up from $0.74 in the prior-year period and within the previously provided outlook of $0.73 to $0.81. First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $208 million, or $0.23 per diluted share, related to restructuring and other charges, acquisition and divestiture (credits) charges, net, amortization of intangible assets, certain litigation charges, non-operating retirement-related credits, tax adjustments, and the related tax impact on these items.

Asset management
HP's net cash provided by operating activities in the first quarter of fiscal 2026 was $383 million. Accounts receivable ended the quarter at $5.3 billion, down 2 days quarter over quarter to 33 days. Inventory ended the quarter at $8.7 billion, up 2 days quarter over quarter to 68 days. Accounts payable ended the quarter at $18.2 billion, up 2 days quarter over quarter to 141 days.

HP generated $175 million of free cash flow in the first quarter of fiscal 2026. Free cash flow includes net cash provided by operating activities of $383 million adjusted for net investments in leases from integrated financing of $25 million and net investments in property, plant, equipment and purchased intangible of $233 million.

HP’s dividend payment of $0.30 per share in the first quarter resulted in cash usage of $277 million. HP also utilized $325 million of cash during the quarter to repurchase approximately 13.3 million shares of common stock in the open market. HP exited the quarter with $3.2 billion in gross cash, which includes cash and cash equivalents of $3.2 billion, and short-term investments of $3 million included in other current assets.

Fiscal 2026 first quarter segment results
•Personal Systems net revenue was $10.3 billion, up 11% year over year (up 9% in constant currency) with a 5.0% operating margin. Consumer PS net revenue was up 16% and Commercial PS net revenue was up 9%. Total units were up 12% with Consumer PS units up 14% and Commercial PS units up 11%.
•Printing net revenue was $4.2 billion, down 2% year over year (down 3% in constant currency) with an 18.3% operating margin. Consumer Printing net revenue was down 8% and Commercial Printing net revenue was down 3%. Supplies net revenue was down 1% (down 2% in constant currency). Total hardware units were down 6%, with both Consumer and Commercial Printing units reflecting similar declines.

Outlook
For the fiscal 2026 second quarter, HP estimates GAAP diluted net EPS to be in the range of $0.52 to $0.58 and non-GAAP diluted net EPS to be in the range of $0.70 to $0.76. Fiscal 2026 second quarter non-GAAP diluted net EPS estimates exclude $0.18 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, tax adjustments, and the related tax impact on these items.

For fiscal 2026, HP maintains its annual guidance with estimated GAAP diluted net EPS to be in the range of $2.47 to $2.77 and non-GAAP diluted net EPS to be in the range of $2.90 to $3.20. Fiscal 2026 non-GAAP diluted net EPS estimates exclude $0.43 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, certain litigation charges, tax adjustments, and the related tax impact on these items. For fiscal 2026, HP anticipates generating free cash flow in the range of $2.8 to $3.0 billion. However, given the increasingly fluid operating environment, at this time HP expects to be at the lower end of the fiscal 2026 guidance range for GAAP diluted net EPS, non-GAAP diluted net EPS and free cash flow. HP’s outlook reflects the added cost driven by the current U.S. trade-related regulations in place, and associated mitigations.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.
HP's FY26 Q1 earnings conference call is accessible via audio webcast at www.hp.com/investor/2026Q1Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most. Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more. For more information, please visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, other income and expenses, tax rate, net earnings, diluted net EPS, cash provided by operating activities or cash, cash equivalents, and restricted cash prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2026 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events, including global trade policies, and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence; the use of artificial intelligence; the impact of macroeconomic and geopolitical trends, changes and events, including global trade policies, the ongoing military conflict in Ukraine, continued instability in the Middle East or tensions in the Taiwan Strait and South China Sea and the regional and global ramifications of these events; volatility in global capital markets and foreign currency, changes in benchmark interest rates, the effects of inflation and instability of financial institutions; risks associated with HP’s international operations and the effects of business disruption events, including those resulting from climate change; the need to manage (and reliance on) third-party suppliers, including with respect to increasing memory and storage costs, supply constraints and component shortages, and the need to manage HP’s global, multi-tier distribution network and potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; the competitive pressures faced by HP’s businesses; the impact of third-party claims of IP infringement; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies and services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; the hiring and retention of key employees, changes in our management team and execution of succession plans; the results of our restructuring plans (including the fiscal 2026 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; disruptions in operations from system security risks, data protection breaches, or cyberattacks; HP’s ability to maintain its credit rating, satisfy its debt obligations and complete any contemplated share repurchases, other capital return programs or other strategic transactions; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; integration and other risks associated with business combination and investment transactions; our aspirations related to environmental and societal matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; the effectiveness of our internal control over financial reporting; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and HP’s other filings with the Securities and Exchange Commission ("SEC"). HP’s fiscal 2026 plan includes HP’s efforts to drive customer satisfaction, product innovation, and productivity primarily through artificial intelligence adoption and enablement, and the resulting efficiencies, including those that enable a reduction in workforce. Anticipated cost savings associated with the fiscal 2026 plan represent expected gross reductions in costs from these measures. These cost savings are net of any new recurring costs resulting from these initiatives and exclude one-time investments to generate such savings. HP’s expectations on the longer-term sustainability of such cost savings are based on its current business operations and market dynamics and could be significantly impacted by various factors, including but not limited to HP’s evolving business models, future investment decisions, market environment and technology landscape.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ending October 31, 2026, Quarterly Reports on Form 10-Q for the fiscal quarters ending April 30, 2026 and July 31, 2026 and HP’s other filings with the SEC. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2026	October 31, 2025	January 31, 2025
Net revenue:
Products	$13,598	$13,770	$12,695
Services	840	869	809
Total net revenue	14,438	14,639	13,504
Cost of net revenue:
Products	11,138	11,193	10,194
Services	465	484	470
Total cost of net revenue	11,603	11,677	10,664
Gross profit	2,835	2,962	2,840
Research and development	392	398	397
Selling, general and administrative	1,504	1,430	1,459
Restructuring and other charges	126	103	70
Acquisition and divestiture (credits) charges, net	(2)	14	6
Amortization of intangible assets	56	58	63
Total operating expenses	2,076	2,003	1,995
Earnings from operations	759	959	845
Interest and other, net	(88)	(125)	(141)
Earnings before taxes	671	834	704
Provision for taxes	(126)	(39)	(139)
Net earnings	$545	$795	$565

Net earnings per share:
Basic	$0.59	$0.85	$0.60
Diluted	$0.58	$0.84	$0.59

Cash dividends declared per share	$0.60	$—	$0.58

Weighted-average shares used to compute net earnings per share:
Basic	926	938	948
Diluted	932	948	957

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2026		October 31, 2025		January 31, 2025
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$545	$0.58	$795	$0.84	$565	$0.59
Non-GAAP adjustments:
Restructuring and other charges	126	0.14	103	0.11	70	0.07
Acquisition and divestiture (credits) charges, net	(2)	—	14	0.01	6	0.01
Amortization of intangible assets	56	0.06	58	0.06	63	0.07
Certain litigation charges	56	0.06	35	0.04	—	—
Non-operating retirement-related credits	(11)	(0.02)	—	—	(5)	(0.01)
Tax adjustments(a)	(17)	(0.01)	(128)	(0.13)	5	0.01
Non-GAAP net earnings	$753	$0.81	$877	$0.93	$704	$0.74

GAAP earnings from operations	$759		$959		$845
Non-GAAP adjustments:
Restructuring and other charges	126		103		70
Acquisition and divestiture (credits) charges, net	(2)		14		6
Amortization of intangible assets	56		58		63
Certain litigation charges	56		35		—
Non-GAAP earnings from operations	$995		$1,169		$984

GAAP operating margin	5.3%		6.6%		6.3%
Non-GAAP adjustments	1.6%		1.4%		1.0%
Non-GAAP operating margin	6.9%		8.0%		7.3%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	January 31, 2026	October 31, 2025
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,154	$3,705
Accounts receivable, net	5,332	5,692
Inventory	8,737	8,512
Other current assets	5,003	4,544
Total current assets	22,226	22,453
Property, plant and equipment, net	3,053	3,049
Goodwill	8,724	8,706
Other non-current assets	7,532	7,561
Total assets	$41,535	$41,769

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$861	$845
Accounts payable	18,220	18,051
Other current liabilities	10,209	10,362
Total current liabilities	29,290	29,258
Long-term debt	8,838	8,821
Other non-current liabilities	4,173	4,036
Stockholders' deficit	(766)	(346)
Total liabilities and stockholders' deficit	$41,535	$41,769

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	January 31, 2026	January 31, 2025
Cash flows from operating activities:
Net earnings	$545	$565
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	214	197
Stock-based compensation expense	182	192
Restructuring and other charges	126	70
Deferred taxes on earnings	(39)	(23)
Other, net	31	35
Changes in operating assets and liabilities, net of divestitures
Accounts receivable	364	966
Inventory	(260)	(751)
Accounts payable	208	(397)
Net investment in leases from integrated financing	(25)	2
Taxes on earnings	(28)	12
Restructuring and other	(99)	(74)
Other assets and liabilities	(836)	(420)
Net cash provided by operating activities	383	374
Cash flows from investing activities:
Investment in property, plant, equipment and purchased intangible	(233)	(302)
Purchases of available-for-sale securities and other investments	(5)	(3)
Maturities and sales of available-for-sale securities and other investments	19	5
Collateral posted for derivative instruments	(76)	—
Proceeds from business divestitures, net	26	—
Net cash used in investing activities	(269)	(300)
Cash flows from financing activities:
Proceeds from debt	89	82
Payment of debt	(87)	(50)
Stock-based award activities and others	(73)	(92)
Repurchase of common stock	(325)	(100)
Cash dividends paid	(277)	(273)
Net cash used in financing activities	(673)	(433)
Decrease in cash, cash equivalents and restricted cash	(559)	(359)
Cash, cash equivalents and restricted cash at beginning of period	3,713	3,253
Cash, cash equivalents and restricted cash at end of period	$3,154	$2,894

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	January 31, 2026	October 31, 2025	January 31, 2025	Q/Q	Y/Y
Net revenue:(a)
Commercial PS	$7,253	$6,971	$6,645	4%	9%
Consumer PS	2,998	3,382	2,579	(11)%	16%
Personal Systems	10,251	10,353	9,224	(1)%	11%
Supplies	2,799	2,767	2,829	1%	(1)%
Commercial Printing	1,105	1,209	1,144	(9)%	(3)%
Consumer Printing	283	309	307	(8)%	(8)%
Printing	4,187	4,285	4,280	(2)%	(2)%
Corporate Investments(b)	—	—	—	NM	NM
Total segment net revenue	14,438	14,638	13,504	(1)%	7%
Other(b)	—	1	—	NM	NM
Total net revenue	$14,438	$14,639	$13,504	(1)%	7%

Earnings before taxes:(a)
Personal Systems	$511	$597	$507
Printing	765	793	801
Corporate Investments	(24)	(22)	(18)
Total segment earnings from operations	1,252	1,368	1,290
Corporate and unallocated cost and other	(75)	(109)	(114)
Stock-based compensation expense	(182)	(90)	(192)
Restructuring and other charges	(126)	(103)	(70)
Acquisition and divestiture credits (charges), net	2	(14)	(6)
Amortization of intangible assets	(56)	(58)	(63)
Certain litigation charges	(56)	(35)	—
Interest and other, net	(88)	(125)	(141)
Total earnings before taxes	$671	$834	$704

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	January 31, 2026	October 31, 2025	January 31, 2025	Q/Q		Y/Y
Segment operating margin:
Personal Systems	5.0%	5.8%	5.5%	(0.8)	pts	(0.5)	pts
Printing(a)	18.3%	18.5%	18.7%	(0.2)	pts	(0.4)	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segment	8.7%	9.3%	9.6%	(0.6)	pts	(0.9)	pts

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2026	October 31, 2025	January 31, 2025
Numerator:
GAAP net earnings	$545	$795	$565
Non-GAAP net earnings	$753	$877	$704

Denominator:
Weighted-average shares used to compute basic net earnings per share	926	938	948
Dilutive effect of employee stock plans(a)	6	10	9
Weighted-average shares used to compute diluted net earnings per share	932	948	957

GAAP diluted net earnings per share	$0.58	$0.84	$0.59
Non-GAAP diluted net earnings per share	$0.81	$0.93	$0.74

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended

	Jan 31, 2025	Apr 31, 2025	Jul 31, 2025	Oct 31, 2025	Oct 31, 2025	Jan 31, 2025	Apr 31, 2025	Jul 31, 2025	Oct 31, 2025	Oct 31, 2025	Jan 31, 2025	Apr 31, 2025	Jul 31, 2025	Oct 31, 2025	Oct 31, 2025
Net revenue: (a)
Commercial PS	$6,645	$6,786	$7,036	$6,971	$27,438	$6,645	$6,786	$7,036	$6,971	$27,438	$—	$—	$—	$—	$—
Consumer PS	2,579	2,238	2,895	3,382	11,094	2,579	2,238	2,895	3,382	11,094	—	—	—	—	—
Personal Systems	9,224	9,024	9,931	10,353	38,532	9,224	9,024	9,931	10,353	38,532	—	—	—	—	—
Supplies	2,829	2,728	2,609	2,767	10,933	2,826	2,725	2,604	2,761	10,916	3	3	5	6	17
Commercial Printing	1,144	1,167	1,113	1,209	4,633	1,144	1,167	1,113	1,209	4,633	—	—	—	—	—
Consumer Printing	307	302	280	309	1,198	299	289	269	296	1,153	8	13	11	13	45
Printing	4,280	4,197	4,002	4,285	16,764	4,269	4,181	3,986	4,266	16,702	11	16	16	19	62
Corporate Investments	—	—	—	—	—	11	16	16	19	62	(11)	(16)	(16)	(19)	(62)
Total segment net revenue	13,504	13,221	13,933	14,638	55,296	13,504	13,221	13,933	14,638	55,296	—	—	—	—	—
Other	—	(1)	(1)	1	(1)	—	(1)	(1)	1	(1)	—	—	—	—	—
Total net revenue	$13,504	$13,220	$13,932	$14,639	$55,295	$13,504	$13,220	$13,932	$14,639	$55,295	$—	$—	$—	$—	$—

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended

	Jan 31, 2024	Apr 31, 2024	Jul 31, 2024	Oct 31, 2024	Oct 31, 2024	Jan 31, 2024	Apr 31, 2024	Jul 31, 2024	Oct 31, 2024	Oct 31, 2024	Jan 31, 2024	Apr 31, 2024	Jul 31, 2024	Oct 31, 2024	Oct 31, 2024
Net revenue: (a)
Commercial PS	$6,045	$6,242	$6,677	$6,522	$25,486	$6,045	$6,242	$6,677	$6,522	$25,486	$—	$—	$—	$—	$—
Consumer PS	2,764	2,184	2,692	3,069	10,709	2,764	2,184	2,692	3,069	10,709	—	—	—	—	—
Personal Systems	8,809	8,426	9,369	9,591	36,195	8,809	8,426	9,369	9,591	36,195	—	—	—	—	—
Supplies	2,863	2,864	2,704	2,867	11,298	2,863	2,864	2,703	2,865	11,295	—	—	1	2	3
Commercial Printing	1,227	1,205	1,147	1,262	4,841	1,227	1,205	1,147	1,262	4,841	—	—	—	—	—
Consumer Printing	285	300	299	333	1,217	285	299	293	325	1,202	—	1	6	8	15
Printing	4,375	4,369	4,150	4,462	17,356	4,375	4,368	4,143	4,452	17,338	—	1	7	10	18
Corporate Investments	2	4	—	1	7	2	5	7	11	25	—	(1)	(7)	(10)	(18)
Total segment net revenue	13,186	12,799	13,519	14,054	53,558	13,186	12,799	13,519	14,054	53,558	—	—	—	—	—
Other	(1)	1	—	1	1	(1)	1	—	1	1	—	—	—	—	—
Total net revenue	$13,185	$12,800	$13,519	$14,055	$53,559	$13,185	$12,800	$13,519	$14,055	$53,559	$—	$—	$—	$—	$—

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES FISCAL 2025 SEGMENT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended

	Jan 31, 2025	Apr 31, 2025	Jul 31, 2025	Oct 31, 2025	Oct 31, 2025	Jan 31, 2025	Apr 31, 2025	Jul 31, 2025	Oct 31, 2025	Oct 31, 2025	Jan 31, 2025	Apr 31, 2025	Jul 31, 2025	Oct 31, 2025	Oct 31, 2025
Net revenue:(a)
Personal Systems	$9,224	$9,024	$9,931	$10,353	$38,532	$9,224	$9,024	$9,931	$10,353	$38,532	$—	$—	$—	$—	$—
Printing	4,280	4,197	4,002	4,285	16,764	4,269	4,181	3,986	4,266	16,702	11	16	16	19	62
Corporate Investments	—	—	—	—	—	11	16	16	19	62	(11)	(16)	(16)	(19)	(62)
Total segment net revenue	13,504	13,221	13,933	14,638	55,296	13,504	13,221	13,933	14,638	55,296	—	—	—	—	—
Other	—	(1)	(1)	1	(1)	—	(1)	(1)	1	(1)	—	—	—	—	—
Total net revenue	$13,504	$13,220	$13,932	$14,639	$55,295	$13,504	$13,220	$13,932	$14,639	$55,295	$—	$—	$—	$—	$—

Earnings before taxes:(a)
Personal Systems	$507	$409	$541	$597	$2,054	$507	$409	$541	$597	$2,054	$—	$—	$—	$—	$—
Printing	801	804	681	793	3,079	810	814	689	805	3,118	(9)	(10)	(8)	(12)	(39)
Corporate Investments	(18)	(27)	(24)	(22)	(91)	(27)	(37)	(32)	(34)	(130)	9	10	8	12	39
Total segment earnings from operations	1,290	1,186	1,198	1,368	5,042	1,290	1,186	1,198	1,368	5,042	—	—	—	—	—
Corporate and unallocated cost and other	(114)	(85)	(103)	(109)	(411)	(114)	(85)	(103)	(109)	(411)	—	—	—	—	—
Stock-based compensation expense	(192)	(140)	(100)	(90)	(522)	(192)	(140)	(100)	(90)	(522)	—	—	—	—	—
Restructuring and other charges	(70)	(122)	(110)	(103)	(405)	(70)	(122)	(110)	(103)	(405)	—	—	—	—	—
Acquisition and divestiture charges	(6)	(17)	(8)	(14)	(45)	(6)	(17)	(8)	(14)	(45)	—	—	—	—	—
Amortization of intangible assets	(63)	(65)	(159)	(58)	(345)	(63)	(65)	(159)	(58)	(345)	—	—	—	—	—
Certain litigation charges	—	(103)	(2)	(35)	(140)	—	(103)	(2)	(35)	(140)	—	—	—	—	—
Interest and other, net	(141)	(148)	(92)	(125)	(506)	(141)	(148)	(92)	(125)	(506)	—	—	—	—	—
Total earnings before taxes	$704	$506	$624	$834	$2,668	$704	$506	$624	$834	$2,668	$—	$—	$—	$—	$—

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES FISCAL 2024 SEGMENT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended

	Jan 31, 2024	Apr 31, 2024	Jul 31, 2024	Oct 31, 2024	Oct 31, 2024	Jan 31, 2024	Apr 31, 2024	Jul 31, 2024	Oct 31, 2024	Oct 31, 2024	Jan 31, 2024	Apr 31, 2024	Jul 31, 2024	Oct 31, 2024	Oct 31, 2024
Net revenue:(a)
Personal Systems	$8,809	$8,426	$9,369	$9,591	$36,195	$8,809	$8,426	$9,369	$9,591	$36,195	$—	$—	$—	$—	$—
Printing	4,375	4,369	4,150	4,462	17,356	4,375	4,368	4,143	4,452	17,338	—	1	7	10	18
Corporate Investments	2	4	—	1	7	2	5	7	11	25	—	(1)	(7)	(10)	(18)
Total segment net revenue	13,186	12,799	13,519	14,054	53,558	13,186	12,799	13,519	14,054	53,558	—	—	—	—	—
Other	(1)	1	—	1	1	(1)	1	—	1	1	—	—	—	—	—
Total net revenue	$13,185	$12,800	$13,519	$14,055	$53,559	$13,185	$12,800	$13,519	$14,055	$53,559	$—	$—	$—	$—	$—

Earnings before taxes:(a)
Personal Systems	$537	$508	$617	$591	$2,253	$537	$508	$617	$591	$2,253	$—	$—	$—	$—	$—
Printing	865	812	699	858	3,234	872	829	715	874	3,290	(7)	(17)	(16)	(16)	(56)
Corporate Investments	(30)	(13)	(12)	(21)	(76)	(37)	(30)	(28)	(37)	(132)	7	17	16	16	56
Total segment earnings from operations	1,372	1,307	1,304	1,428	5,411	1,372	1,307	1,304	1,428	5,411	—	—	—	—	—
Corporate and unallocated cost and other	(89)	(88)	(101)	(103)	(381)	(89)	(88)	(101)	(103)	(381)	—	—	—	—	—
Stock-based compensation expense	(177)	(94)	(96)	(85)	(452)	(177)	(94)	(96)	(85)	(452)	—	—	—	—	—
Restructuring and other charges	(63)	(71)	(46)	(121)	(301)	(63)	(71)	(46)	(121)	(301)	—	—	—	—	—
Acquisition and divestiture charges	(27)	(22)	(22)	(12)	(83)	(27)	(22)	(22)	(12)	(83)	—	—	—	—	—
Amortization of intangible assets	(81)	(80)	(81)	(76)	(318)	(81)	(80)	(81)	(76)	(318)	—	—	—	—	—
Certain litigation charges	—	—	(18)	(40)	(58)	—	—	(18)	(40)	(58)	—	—	—	—	—
Interest and other, net	(142)	(155)	(113)	(129)	(539)	(142)	(155)	(113)	(129)	(539)	—	—	—	—	—
Total earnings before taxes	$793	$797	$827	$862	$3,279	$793	$797	$827	$862	$3,279	$—	$—	$—	$—	$—

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture (credits) charges, net, amortization of intangible assets and certain litigation charges. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, non-operating retirement related (credits)/charges, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which are distinct from ongoing operational costs and primarily include third party professional services and other non-recurring costs relating to artificial intelligence adoption and enablement costs and information technology rationalization efforts. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and excluding such expenses for purposes of calculating these non-GAAP measures is useful to management and investors in evaluating HP's current operating performance and comparing operating performance to other periods.

•HP incurs (credits)/ cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The (credits)/ charges are gains on divestitures, direct expenses such as third-party professional and legal fees, integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These (credits)/ charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such (credits)/ charges for purposes of calculating these non-GAAP measures is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures because HP believes doing so is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•HP incurs settlement expenses from backward-looking claims that arise from certain existing or threatened Standard Essential Patent (“SEP”) litigation that is distinctive and substantial when compared to other intellectual property litigation that HP incurs in the ordinary course of business. HP excludes these SEP litigation expenses for purposes of calculating these non-GAAP measures.

•HP incurs debt extinguishment (benefit) costs, which includes certain (gain)/loss related to the repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. This (gain)/loss resulting from debt redemption transactions are partially or more than offset by costs such as bond repurchase premiums, bank fees, unpaid accrued interests, etc. HP excludes these (benefit)/costs for the purposes of calculating these non-GAAP measures because HP believes doing so is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•Non-operating retirement-related (credits) charges include certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits) charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•HP recorded tax adjustments including tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures because HP believes doing so is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow provided by (used in) operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant, equipment and purchased intangibles. Gross cash is a non-GAAP measure that is defined as cash, cash equivalents and restricted cash plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash, cash equivalents and restricted cash, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash provided by (used in) operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant, equipment and purchased intangibles, HP believes that free cash flow provides a useful assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Key Growth Areas

Key Growth Areas represent HP’s businesses which management expects to collectively grow at a rate faster than HP’s core business with accretive margins in the longer term. HP’s Key Growth Areas are comprised of:

Hybrid Systems: Video conferencing solutions, cameras, headsets, voice, and related software capabilities

Advanced Compute Solutions: Diverse portfolio encompassing high-performance computing, mobile and desktop workstations, retail workstations, retail solutions, and emerging technologies to address complex computational tasks, data-intensive applications, and evolving industry needs.

AI PC: PCs, excluding Workstations, equipped with dedicated hardware components like Neural Processing Units (NPUs), are designed to facilitate and enhance the execution of AI and machine learning tasks.

Workforce Solutions: Managed services (Managed Print Service and Device-as-a-Service), digital services and lifecycle services

Consumer Subscriptions: Instant Ink services, other consumer subscriptions and consumer digital services

Industrial Graphics: Large Format Industrial, Page Wide Press (PWP), Indigo and Page Wide Industrial packaging solutions and supplies

3D & Personalization: Portfolio of additive manufacturing solutions and supplies including end-to-end solutions such as molded fiber, footwear and orthotics

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:
•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture (credits) charges, net, amortization of intangible assets, certain litigation charges are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits) charges, debt extinguishment costs (benefit), and tax adjustments are excluded from non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.